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                                                                   EXHIBIT 10.18


                             EMPLOYMENT AGREEMENT
                             --------------------

THIS AGREEMENT between TERRA NOVA (BERMUDA) HOLDINGS LTD., a Bermuda corporation (the "Company"), and JEAN M. WAGGETT ("Executive"), dated as of July 31, 1998.

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, the Company has employed Executive in several key executive officer positions, including currently as Senior Vice President, General Counsel and Corporate Secretary.

     WHEREAS, the Company further believes that, in the event it is confronted with a situation that could result in a change in ownership or control of the Company, continuity of management will be essential to its ability to evaluate and respond to such situation in the best interest of shareholders;

     WHEREAS, the Company deems it desirable and in its best interests to make provision for the availability to the Company of Executive's services on the terms set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed by and between the company and Executive as follows:

1.   AGREEMENT TO EMPLOY.  Except as otherwise expressly provided herein, the
     -------------------
Company agrees to employ Executive for an initial period commencing on the date hereof (the "Commencement Date") and ending on the later of the second anniversary thereof, and December 31, 2001 ("Anniversary Date"). Upon that Anniversary Date and each anniversary thereof, the term of this Agreement will be extended for one (1) additional year without any action by the Company or Executive, unless either the Company or Executive delivers written notice (the "Notice") to the other party, at least 90 days prior to such Anniversary Date stating that it or he does not want the term of this Agreement further extended; provided that, except as provided in the next following sentence, if a Change of
---------------
Control (as defined below) occurs during the term of this Agreement, this
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Agreement shall in all events continue in effect until the second anniversary of the date upon which such Change of Control occurs (the "Change of Control
Date"). The period during which Executive is employed pursuant to this Agreement, including any extension thereof in accordance with the preceding sentence, shall be referred to as the "Employment Period."

2.   DUTIES AND RESPONSIBILITIES.  Executive shall be employed as the Company's
     ---------------------------
Senior Vice President, General Counsel and Corporate Secretary, and shall serve in such other executive capacity or capacities with the Company or its subsidiaries as its Board of Directors (the "Board") may determine from time to time and at any time prior to a Change of Control Date. During the Employment Period, Executive shall have the duties, responsibilities and obligations customarily assigned to individuals serving in the position or positions in which Executive serves hereunder and such other duties, responsibilities and obligations as the Board shall from time to time specify.

     During the Employment Period, Executive shall devote his full time to the services required of him hereunder, except for vacation time and reasonable periods of absence due to sickness, personal injury or other disability, and shall use his best efforts, judgement, skill and energy to perform such services in a manner consonant with the duties of his position and to improve and advance the business and interests of the Company and its subsidiaries. Nothing contained herein shall preclude Executive from (i) serving on the board of directors of any business corporation with the consent of the Board, (ii) serving on the board of, or working for, any charitable or community organization or (iii) pursuing his personal financial and legal affairs, so long as such activities, individually or collectively, do not interfere with the performance of Executive's duties hereunder. Executive shall at all times perform his services for the Company at its headquarters in Hamilton, Bermuda, except for reasonable periods of travel as are required in the performance of his duties hereunder and consistent with past practices.

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3.   ANNUAL COMPENSATION
     -------------------

     (a)  BASE SALARY.  During the Employment Period, the Company shall pay
          ------------
Executive a base salary at the annual rate in effect on the date hereof. The annual base salary payable under this paragraph shall be reduced, however, to the extent Executive elects to defer such salary under the terms of any deferred compensation or savings plan or arrangement maintained or established by the Company. The Board shall annually review Executive's base salary in light of the base salaries paid to other executive officers of the Company and the performance of Executive and the Company may, in its discretion, increase such base salary by an amount it determines to be appropriate. Once increased, such base salary shall not thereafter be decreased. Any such increase shall not reduce or limit any other obligation of the Company hereunder. Executive's annual base salary payable hereunder, as it may be increased from time to time and without reduction for any amounts deferred as described above is referred to herein as "Base Salary". The Company shall pay Executive the portion of his Base Salary not deferred in accordance with the Company's generally applicable practices in respect of senior officers.

     (b)  INCENTIVE COMPENSATION.  During the term of the Employment Period,
          -----------------------
Executive shall participate in the Company's existing and future annual and long term incentive compensation programs at a level commensurate with his position at the Company and consistent with the Company's then current policies and practices.

4.   BENEFITS, PERQUISITES AND EXPENSES
     ----------------------------------

     (a)  BENEFITS. During the Employment Period, Executive shall be eligible to
          --------
participate in (i) each welfare benefit plan sponsored or maintained by the Company, including, without limitation, each group life, hospitalization, medical, dental, health, accident or disability insurance or similar plan or program of the Company, and (ii) each pension, profit sharing, retirement, deferred compensation or savings plan sponsored or maintained by the Company, in each case, whether now existing or established hereafter, to the extent that Executive is eligible to participate in any such plan under the generally applicable provisions thereof. Without limiting the generality of the foregoing, the Company reserves the right to amend or terminate any such pan in its discretion.

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     (b)  PERQUISITES. During the Employment Period, Executive shall be entitled
          -----------
to up to five weeks' paid vacation annually and all of the other current perquisites set forth on Schedule A and shall also be entitled to receive such perquisites as are generally provided to other senior officers of the Company in accordance with the then current policies and practices of the Company.

     (c)  BUSINESS EXPENSES. During the Employment Period, the Company shall pay
          -----------------
or reimburse Executive for all reasonable expenses incurred or paid by Executive in the performance of Executive's duties hereunder, upon presentation of expense statements or vouchers and such other information as the Company may require and in accordance with the generally applicable policies and procedures of the Company.
     (d)  INDEMNIFICATION.  The Company shall indemnify Executive and hold
          ---------------
Executive harmless from and against any claim, loss or cause of action arising from or out of Executive's performance as an officer, director or employee of the Company or any of its subsidiaries or in any other capacity, including any fiduciary capacity, in which Executive serves at the request of the Company to the maximum extent permitted by applicable law. If any claim is asserted hereunder with respect to which Executive reasonably believes in good faith he is entitled to indemnification, the Company shall pay Executive's legal expenses (or cause such expenses to be paid) on a quarterly basis, provided that Executive shall reimburse the Company for such amounts, plus simple interest thereon at the 90-day United States Treasury Bill rate as in effect from time to time, compounded annually, if Executive shall be found by a court of competent jurisdiction not to have been entitled to indemnification.

5.   DEFINITIONS
     -----------

     (a)  CHANGE OF CONTROL.  For the purposes of this Agreement, a "Change of
          -----------------
Control" shall mean (i) a merger or consolidation to which the Company is a party and for which the approval of any shareholders of the Company is required;
(ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becoming the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's

                                       4
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then outstanding securities or (iii) a sale or transfer of substantially all of the assets of the Company.

     (b)  POTENTIAL CHANGE OF CONTROL.  For the purposes of this Agreement, a
          ---------------------------
Potential Change of Control shall be deemed to have occurred if

          (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) commences a tender offer for securities, which if consummated, would result in such person owing 20% or more of the combined voting power of the company's then outstanding securities;

          (ii) the Company enters into an agreement the consummation of which would constitute a Change of Control:

          (iii) proxies for the election of directors of the Company are solicited by anyone other than the Company; or

          (iv) any other event occurs which is deemed to be a Potential Change of Control by the Board.

6.   TERMINATION
     -----------

     (a)  DEATH, DISABILITY OR RETIREMENT.  This Agreement shall terminate
          -------------------------------
automatically upon Executive's death, termination due to "Disability" (as defined below) or voluntary retirement under any of the Company's retirement plans as in effect from time to time. For purposes of this Agreement, Disability shall mean Executive's inability to perform the duties of his position, as determined in accordance with the policies and procedures applicable with respect to the Company's long-term disability plan, as in effect from time to time, except that, following a Change of Control disability shall be determined based on the policies and procedures in effect immediately prior to the Change of Control Date.

     (b)  VOLUNTARY TERMINATION.  Notwithstanding anything in this Agreement to
          ---------------------
the contrary, following a Change of Control Executive may, upon not less than 60 days' written notice to the Company, voluntarily terminate his employment for any reason (including early retirement under the terms of any of the Company's retirement plans as

                                       5
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in effect from time to time), PROVIDED THAT any termination by Executive
                              -------------
pursuant to Section 6(d) on account of Good Reason (as defined therein) shall not be treated as a voluntary termination under this Section 6(b).

     (c)  CAUSE.  The Company may terminate Executive's employment for Cause.
          -----
For purposes of this Agreement, "Cause" means

          (i)   Executive's conviction or plea of nolo contendere to a felony;
                                                  ---------------
          (ii) an act or acts of dishonesty or gross misconduct on Executive's part which result or are intended to result in material damage to the Company's business or reputation; or

          (iii) repeated material violations by Executive of his obligations under Section 2 of this Agreement, PROVIDED THAT, following a
                                                   -------------
                Change of Control Date, Cause shall not exist due to such violations of Executive's obligations unless such violations are demonstrably wilful and deliberate on Executive's part and result in material damage to the Company's business or reputation.

     (d)  GOOD REASON.  Executive may terminate his employment for Good Reason.
          -----------
For purposes of this Agreement, "Good Reason" means the occurrence of any of the following, without the express written consent of Executive, except that subclauses (iv) and (v) below shall only apply after the occurrence of a Change of Control:

          (i) a) the assignment to Executive of any duties inconsistent in any material adverse respect with Executive's position, authority or responsibilities as contemplated by Section 2 of this Agreement, or

                b) any other material adverse change in such position, including titles, authority or responsibilities.

          (ii) any failure by the Company to comply with any of the provisions of Section 3 of this Agreement, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice thereof given by Executive;

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          (iii)  the Company's requiring Executive to be based at any office or location more than 35 miles from that location specified under the provisions of Section 2;

          (iv) the failure by the Company to permit Executive to participate in all long-term incentive compensation programs for key executives at a level that is commensurate with Executive's participation in such plans immediately prior to the Change of Control Date (or, if more favorable to Executive, at the level made available to Executive or other similarly situated officers at any time thereafter); or

          (v) the failure by the Company to permit Executive (and, to the extent applicable, his dependents) to participate in or be covered under all pension, retirement, deferred compensation, savings, medical, dental, health, disability, group life, accidental death and travel accident insurance plans and programs of the Company and its affiliated companies at a level that is commensurate with Executive's participation in such plans immediately prior to the Change of Control Date (or, if more favorable to Executive, at the level made available to Executive or other similarly situated officers at any time thereafter); or

          (vi) any failure by the Company to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Section 11(b).

In no event shall the mere occurrence of a Change of Control, absent any further impact on Executive, be deemed to constitute Good Reason.

     (e)  NOTICE OF TERMINATION.  Any termination by the Company for Cause or by
          ---------------------
Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(d). For purposes of this Agreement, a "Notice of Termination" means a written notice given, in the case of a termination for Cause, within 10 business days of the Company's having actual knowledge of the events giving rise to such termination, and in the case of a termination

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for Good Reason, within 180 days of Executive's having actual knowledge of the events giving rise to such termination, and which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and
(iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall be not more than 15 days after the giving of such notice). The failure by Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing his rights hereunder.

     (f)  DATE OF TERMINATION.  For the purpose of this Agreement, the term
          -------------------
     "Date of Termination" means

          (i) in the case of a termination for which a Notice of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein, as the case may be, and

          (ii) in all other cases, the actual date on which Executive's employment terminates during the Employment Period.

7.   OBLIGATION OF THE COMPANY UPON TERMINATION
     ------------------------------------------

     (a)  DEATH OR DISABILITY.  If Executive's employment is terminated during
          -------------------
the term hereof by reason of Executive's death or Disability, this Agreement shall terminate without further obligations accrued hereunder to the Date of Termination, and the Company shall pay to Executive (or his beneficiary or estate) (i) Executive's full Base Salary through the Date of Termination (the "Earned Salary"), (ii) any vested amounts or benefits owing to Executive under the Company's otherwise applicable employee benefit plans and programs, including any compensation previously deferred by Executive (together with any accrued earnings thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the company (the "Accrued Obligations"), and (iii) any other benefits payable due to Executive's death or Disability under the Company's plans, policies or programs (the "Additional Benefits").

          Any Earned Salary shall be paid in cash in a single lump sum, as soon as practicable but in no event more than 10 business days (or at such earlier date required by law) following the Date of Termination, or as otherwise directed by Executive or his estate. Accrued Obligations and Additional Benefits shall be paid in accordance with the terms of the applicable plan, program or arrangement.

     (b)  CAUSE AND VOLUNTARY TERMINATION.  If, during the Employment Period,
          -------------------------------
Executive's employment shall be terminated for cause or voluntarily terminated by Executive in accordance with Section 6(b) other than during the 90 day period described in Section 7(c)(i) below, the Company shall pay Executive (i) the Earned Salary in cash in a single lump sum, or otherwise directed by Executive, as soon as practicable, but in no event more than 10 days following the Date of Termination, and (ii) the Accrued Obligations in accordance with the terms of the applicable plan, program or arrangement.

     (c)  TERMINATION BY THE COMPANY WITHOUT CAUSE.
          ----------------------------------------

          (i)  LUMP SUM PAYMENTS.  If (x) the Company terminates Executive's
               -----------------
               employment other than for Cause, (y) Executive terminates his employment at any time for Good Reason or (z) Executive voluntarily terminates his employment without Good Reason during the one year period beginning on the Change of Control Date, then the Company shall pay to Executive the following amounts:

               a)   Executive's Earned Salary;

               b) a cash amount, without offset for other amounts payable in conjunction with a Change of Control, (the "Severance Amount") equal to three times the sum of

                    1)  Executive's annual Base Salary; and

                    2) the greater of (x) the highest bonus amount paid to or deferred by Executive in respect of any of the last three fiscal years of the Company ending immediately prior to the Change of Control Date or (y) the amount that would have been payable to

                        Executive as a target bonus for the year in which the Change of Control occurs; and

               c)   the Accrued Obligations.

               The Earned Salary and Severance Amount shall be paid in cash, or as otherwise reasonably directed by the Executive, based on a calculation of 24 equal installments, the first such installment to be paid as soon as practicable but in no event more than 10 business days following the Date of Termination (or at such earlier date as may be required by law), each of the subsequent 10 installments to be paid on the same date of each calendar month following the first payment and the final 13 installments to be paid as a lump sum on the same date of the calendar month following the 11th payment; provided that any unpaid installments
                                           --------------
               shall be immediately paid as a lump sum in the event of the death or disability of the Executive or a second Change of Control of the Company or its successor which occurs following an initial Change of Control. Accrued Obligations shall be paid in accordance with the terms of the applicable plan, program or arrangement.

          (ii) CONTINUATION OF BENEFITS.  If Executive is entitled to receive
               ------------------------
               the Severance Amount, Executive (and, to the extent applicable, his dependents) shall be entitled, after the Date of Termination until the earlier of (1) the third anniversary of the Date of Termination (the "End Date") or (2) the date Executive becomes eligible for comparable benefits under a similar plan, policy or program of a subsequent employer, to continue participation in all of the Company's Executive and executive welfare and fringe benefit plans (the "Benefit Plans") and to receive such perquisites as were generally provided to Executive in accordance with the Company's policies and practices immediately prior to the Change of Control Date. To the extent any such benefits or perquisites cannot be proved under the terms of the applicable plan, policy or program, the Company shall provide a comparable benefit under another plan or from the Company's general assets. Executive's participation in the Benefit plans and eligibility for perquisites will be on the same terms and conditions that would have applied had Executive continued to be employed by the Company through the End Date.

     (d)  DISCHARGE OF THE COMPANY'S OBLIGATIONS.  Except as expressly provided
          --------------------------------------
in the last sentence of this Section 7(d), the amounts payable to Executive pursuant to this Section 7 following termination of his employment shall be in full and complete satisfaction of Executive's rights under this Agreement and any other claims he may have in respect of his employment by the Company or any of its subsidiaries. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon Executive's receipt of such amounts, the Company shall be released and discharged from any and all liability to Executive in connection with this Agreement or otherwise in connection with Executive's employment with the Company and its subsidiaries. Nothing in this Section 7(d) shall be construed to release the Company from its commitment to indemnify Executive and hold Executive harmless from and against any claim, loss or cause of action arising from or out of Executive's performance as an officer, director or Executive of the Company or any of its subsidiaries or in any other capacity, including any fiduciary capacity, in which Executive served at the request of the Company to the maximum extent permitted by applicable law.

     (e)  CERTAIN FURTHER PAYMENTS BY THE COMPANY.
          ---------------------------------------

          (i) In the event that any amount or benefit paid or distributed to Executive pursuant to this Agreement, taken together with any amounts or benefits otherwise paid or distributed to Executive by the Company or any affiliated company (collectively, the "Covered Payments"), are or become subject to the tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code)), or any similar tax that the Company shall

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

               pay to Executive at the time specified in Section 7(e)(v) below an additional amount (the "Tax Reimbursement Payment") such that the net amount retained by Executive with respect to such Covered Payments, after deduction of any Excise Tax on the Covered Payments and any Federal, state and local income or employment tax and Excise Tax on the Tax Reimbursement Payment provided for by this Section 7(e), but before deduction for any Federal, state or local income or employment tax withholding on such Covered Payments, shall be equal to the amount of the Covered Payments.

          (ii) For purposes of determining whether any of the Covered Payments will be subject to the Excise Tax and the amount of such Excise
               Tax:

               a) such Covered Payments will be treated as "parachute payments" within the meaning of Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the good faith judgment of the Company's independent certified public accountants appointed prior to the Change of Control Date or tax counsel selected by such accountants (the "Accountants"), the Company has a reasonable basis to conclude that such Covered Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for personal services actually rendered (within the meaning of Section 280G(b)(4)(B) of the code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax, and

                 b) the value of any non-cash benefits or any deferred payment accordance with the principles of Section 280G of the Code.

          (iii) For purposes of determining the amount of the Tax Reimbursement Payment, Executive shall be deemed to pay:

                 a) Federal income taxed at the highest applicable marginal rate of Federal income taxation for the calendar year in which the Tax Reimbursement Payment is to be made, and

                 b) any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Tax Reimbursement Payment is to be made, net of the maximum reduction in Federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year.

          (iv) In the event that the Excise Tax is subsequently determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to be less than the amount taken into account hereunder in calculating the Tax Reimbursement Payment made, Executive shall repay to the Company, at the time that the amount of such reduction in the Excise Tax is finally determined, the portion of such prior Tax Reimbursement Payment that would not have been paid if such Excise Tax had been applied in initially calculating such Tax Reimbursement Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Tax Reimbursement Payment to be refunded to the Company has been paid to any Federal, state or local tax authority, repayment thereof shall not be required until actual refund or credit of such portion has been made to Executive, and interest payable to the Company shall not exceed interest received or credited to Executive by such tax authority for the period it held such portion. Executive and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expenses thereof) if Executive's good faith claim for refund or credit is denied.

               In the event that the Excise Tax is later determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Tax Reimbursement Payment is made (including, but not limited to, by reason of any payment the existence or amount of which cannot be determined at the time of the Tax Reimbursement Payment), the Company shall make an additional Tax Reimbursement Payment in respect of such excess (plus any interest or penalty payable with respect to such excess) at the time that the amount of such excess is finally determined.

          (v) The Tax Reimbursement Payment (or portion thereof) provided for in Section 7(e)(i) above shall be paid to Executive not later than 10 business days following the payment of the Covered Payments' provided, however, that if the amount of such Tax Reimbursement Payment (or portion thereof) cannot be finally determined on or before the date on which payment is due, the Company shall pay to Executive by such date an amount estimated in good faith by the Accountants to be the minimum amount of such Tax Reimbursement Payment and shall pay the remainder of such Tax Reimbursement Payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than 45 calendar days after payment of the related Covered Payment. In the event that the amount of the estimated Tax Reimbursement payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifth business day after written demand by the Company for payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

8.   NON-EXCLUSIVE OF RIGHTS.  Except as expressly provided herein, nothing in
     -----------------------
this Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as Executive may have under any other agreement with the Company or any of its affiliated companies, including employment agreements or stock option agreements. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

9.   FULL SETTLEMENT. Following a Change of Control, the Company's obligation to
     ---------------
make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against Executive or others whether by reason of the subsequent employment of Executive or otherwise.

10.  NON-COMPETITION AND CONFIDENTIALITY
     -----------------------------------

     (a)  NON-COMPETITION.  During the Employment Period and during the one year
          ---------------
period (the "Restriction Period") following any termination of Executive's employment other than a Termination by the Company without Cause, Executive shall not become associated with any entity, whether as a principal, partner, employee, consultant or shareholder (other than as a holder of not in excess of 1% of the outstanding voting shares of any publicly traded company), that is actively engaged in any geographic area in any business which is in competition with the business of the Company without the prior written consent of the Company.

     (b)  CONFIDENTIALITY.  Without the prior written consent of the Company,
          ---------------
except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, Executive shall not disclose any trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information (including data and other information relating to members of the Board of Directors and management), operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information relating to the Company or any of its subsidiaries or information designated as confidential or proprietary that the Company or any of its subsidiaries may receive belonging to suppliers, customers or others who do business with the Company or any of its subsidiaries (collectively, "Confidential Information") to any third person unless such Confidential Information has been previously disclosed to the public by the Company or is in the public domain (other than by reason of Executive's breach of this Section 9(b)).

     (c)  COMPANY PROPERTY.  Promptly following Executive's termination of
          ----------------
employment, Executive shall return to the Company all property of the Company, and all copies thereof in Executive's possession or under his control.

     (d)  NON-SOLICITATION OF EMPLOYEES.  During the Employment period and the
          -----------------------------
Restriction Period, Executive shall not directly or indirectly induce any employee of the Company or any of its subsidiaries to terminate employment with such entity, and shall not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is or was employed by the Company or a subsidiary thereof unless such person shall have ceased to be employed by such entity for a period of at least 6 months.

     (e)  INJUNCTIVE RELIEF WITH RESPECT TO COVENANTS.  Executive acknowledges
          -------------------------------------------
and agrees that the covenants and obligations of Executive with respect to noncompetition, nonsolicitation, confidentiality and Company property relate to special, unique and extraordinary matters and that a violation of any of the terms of such convenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) restraining Executive from committing any violation of the convenants and obligations contained in this Section 10. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. In connection with the foregoing provisions of this Section 10, Executive represents that his economic means and circumstances are such that such provisions will not prevent him from providing for himself and his family on a basis satisfactory to him.

11.  LEGAL FEES AND EXPENSES.  If Executive asserts any claim in any content
     -----------------------
(whether initiated by Executive or by the Company) as to the validity, enforceability or interpretation of any provision of this Agreement, the Company shall pay Executive's legal expenses (or cause such expenses to be paid) including, without limitation, his reasonable attorney's fees, on a quarterly basis, upon presentation of proof of such expenses, PROVIDED THAT Executive
                                                    -------------
shall reimburse the Company for such amounts, plus simple interest thereon at the 90-day United States Treasury Bill rate as in effect form time to time, compounded annually, if Executive shall not prevail in whole or in part, as to any material issue as to the validity, enforceability or interpretation of any provision of this Agreement.

12.  SUCCESSORS
     ----------

     (a) This Agreement is personal to Executive and without the prior written consent of the Company, shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

13.  MISCELLANEOUS
     -------------

     (a)  APPLICABLE LAW.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of Bermuda, applied with reference to principles of conflict of laws.

     (b)  EXPENSES.  During the term hereof, Executive shall be entitled to
          --------
receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with its usual policies and procedures as in effect from time to time. Notwithstanding the foregoing, after the Change of Control Date, such policies and procedures shall be no less favorable to Executive than those in effect immediately prior to the Change of Control Date.

     (c)  ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto with respect to the matters referred to herein. No other agreement relating to the terms of Executive's employment by the Company, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. In the event any provision of this Agreement is invalid or unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected. Executive acknowledges that he is entering into this Agreement of his own free will and accord, and with no duress, that he has read this Agreement and that he understands it and its legal consequences.

     (d)  NOTICES.  All notices and other communications hereunder shall be in
          -------
writing and shall be given by hand-delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive:    Home address of Executive noted on the records of the
                    Company.

If to the Company:  Terra Nova (Bermuda) Holdings Ltd.
                    Richmond House, 2/nd/ Floor
                    12 Par-La-Ville Road
                    Hamilton HM 08 Bermuda
                    Attention: Corporate Secretary
                    -------------------------------


Or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.


                                   TERRA NOVA (BERMUDA) HOLDINGS LTD.


                                   /s/ John J. Dwyer
                                   ----------------------------
                                   By: John J. Dwyer
                                      -------------------------
                                   Title: Chairman

WITNESSED:


/s/ Pat Thomas
--------------------

                                   JEAN M. WAGGETT

                                   /s/ Jean M. Waggett
                                   ----------------------------
WITNESSED:

/s/ Gloria Gullon
--------------------
                                       19